Exhibit 99.2

INmune Bio, Inc. Announces Nine Data Presentations at AD/PD™
2022 - International Conference on Alzheimer’s and Parkinson’s Diseases

Conference Provides First Exposure of EU and UK AD Experts to INmune Bio’s Approach of Targeting Neuroinflammation and Glial Activation with XPro™ for Treatment of Alzheimer’s Disease

Boca Raton, Florida, March 15, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces nine pieces of data, including oral symposia, will be presented at AD/PD™ 2022 - International Conference on Alzheimer’s and Parkinson’s diseases. The AD/PD™ 2022 International Conference is being held from March 15-20 in Barcelona, Spain.

Raymond J. Tesi, Ph.D, Chief Executive Officer of INmune Bio, commented,

“This is the first time many clinician teams in Europe and UK have been exposed to XPro™ and INmune Bio’s approach to treatment of Alzheimer’s Disease,” said RJ Tesi. “These nine presentations show the versatility of XPro™ and the importance of neuroinflammation in the pathogenesis of neurodegenerative disease. The presentations provide a great overview of XPro™ for the treatment of AD, introducing the novel biomarkers INmune is using, and how the results of the Phase I trial provided insight into the design the Phase II trials in mild cognitive impairment and Mild Alzheimer’s.”

Details of the presentations are as follows:

Symposia Oral Presentations:

●	MRI Measures of White Matter Pathology in AD Clinical Trials – Case Study from The Xpro1595 Phase 1 Trial in Alzheimer’s Patients with Neuroinflammation (Presentation Time: Thursday, March 17, 2022 - 18:30 PM - 18:45 PM)

●	TMT Calibrator - Combined Tissue and Fluid Proteomics Supports Decision Making in an Alzheimer’s Disease Clinical Trial Program (Presentation Time: Saturday, March 19, 2022 from 09:40 AM - 09:55 AM)

●	Endpoint Selection and Power Estimates for the Primary Cognitive Endpoint in a Phase 2 Trial of Xpro1595 in Alzheimer’s Disease (AD) with Inflammation (ADI) (Presentation Time: Saturday, March 19, 2022 from 17:30 PM - 17:45 PM

On Demand Presentations:

●	O033 / #1305 On-Demand Symposium: A Three-Step Process to Define Phase II Trials Design Using a Patient Enrichment Strategy Using Phase I Data and Public Databases

●	O039 / #1059 On-Demand Symposium: Baseline Assessment Of Novel White Matter Imaging Measures of Neuroinflammation, Axonal Density And Demyelination In Largescale Multicenter ADNI

Poster Presentations:

●	P031 / #1228 Posters: TNF as a Mediator of Immune and Metabolic Alterations in the 5XFAD Mouse Model of Alzheimer’s Disease

●	P105 / #2191 Posters: White Matter (WM) Abnormalities Correlate with CSF Biomarkers of Microglial Activation and Pathological Tau in Alzheimer’s Disease

●	P179 / #1248 Posters: Novel Soluble TNF Inhibitor Improves Outcomes in a Mouse Model of Traumatic Brain Injury Indiced Alzheimer Disease

●	P325 / #1106 Posters: Longitudinal Assessment of Novel White Matter Imaging Measures of Neuroinflammation, Axonal Density and Demyelination in Largescale Multicenter ADNI.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trials to determine if it can treat cancer (INB03), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:

Jason Nelson
Core IR
516.842.9614 x-823